                      Securities and Exchange Commission


                             Washington, DC 20549


                      -----------------------------------

                                   Form 8-K

                                Current Report

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) May 30, 1997


                              TRC COMPANIES, INC.
                              -------------------
            (Exact name of registrant as specified in its charter)

          Delaware                       1-9947           06-0853807
------------------------------------------------------------------------
(State or other jurisdiction          (Commission       (IRS Employer
    of incorporation)                 File Number)   Identification No.)


5 Waterside Crossing, Windsor, CT                                  06095
------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number including area code         (860) 289-8631
                                                          --------------

Item 5. Other Events

Special Committee Report:

The Special Committee of outside board members of TRC, created by the Board of Directors on March 28, 1997, has completed its investigation. As the Company has previously reported, the Special Committee has been formed by the Board to investigate the exercise by the Company's former CEO and chairman, Vincent A. Rocco, and president, Bruce D. Cowen, of stock options in excess of those the Board had authorized, as well as other matters. The Special Committee conducted its investigation with the assistance of outside counsel and accountants who had no prior affiliation with the Company, and also consulted with the Company's outside auditors. The investigation revealed no circumstances that had any material adverse effect on the Company's historical audited financial statements.

TRC has entered into agreements with Messrs. Rocco and Cowen under which they have agreed to reimburse the company fully for the Company's damages related to their exercise of excess stock options and their travel and entertainment expenses in excess of Company policy. Messrs. Rocco and Cowen have agreed to pay such damages to the Company during the current fiscal quarter, unless the parties are unable to agree upon the amounts at issue. Should that be the case, the amounts will be determined by arbitration.

With respect to other matters reviewed, the Special Committee concluded that changes were warranted in the reporting of some information in certain of the Company's public reports, but none affect in any way the accuracy of the Company's financial statements or its reported results. One was the Company's description of its net contract backlog at year-end 1996 as $70 million. It appears that the backlog amount reported by the Company in 1996 and prior years included in part a measure of backlog the Company uses for internal business purposes, which reflects not only the net amount of orders believed to be firm, which at year-end 1996 was approximately $36 million, but also the amount of additional orders that management estimates, based on historical experience, will be received in the coming fiscal year in connection with existing contracts and from proposals already made by the Company. Other examples were an overstatement of the number of the Company's Fortune 500 customers, and of the contribution to revenue in one recent quarter of work performed under Master Service Agreements.


Item 7. Exhibits

     99.1 Termination Agreement, dated April 1, 1997, between TRC Companies, Inc. and Vincent A. Rocco

     99.2 Termination Agreement, dated April 1, 1997, between TRC Companies, Inc. and Bruce D. Cowen

                                   Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TRC COMPANIES, INC.


Date:  June 9, 1997            By:        /s/ Martin H. Dodd
                                  ----------------------------------
                                            Martin H. Dodd
                                         Senior Vice President,
                                      General Counsel and Secretary

                              TRC Companies, Inc.



                            Form 8-K Exhibit Index


     Exhibit
     Number                 Description
     ------                 -----------
     99.1       Termination agreement dated April 1, 1997, between
                TRC Companies, Inc. and Vincent A. Rocco

     99.2       Termination agreement dated April 1, 1997, between
                TRC Companies, Inc. and Bruce D. Cowen